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                                                                   Exhibit 10.15

                           PHOTOGEN TECHNOLOGIES, INC.

                     INCENTIVE STOCK OPTION AWARD AGREEMENT

         THIS AWARD AGREEMENT ("Agreement") is made effective as of November 1, 1999, by and between Photogen Technologies, Inc., a Nevada corporation (the "Company"), and David D. Shaw, Ph.D. (the "Optionee").

                            W I T N E S S E T H:

         WHEREAS, the Company, through its Compensation Committee (the "Committee"), desires to grant to the Optionee an incentive stock option pursuant to its 1998 Long Term Incentive Compensation Plan (the "Plan") to purchase shares of the Company's common stock, par value $.001 per share (the "Common Stock").

         NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

         1. GRANT OF OPTION AND TAX CONSEQUENCES. Subject to the terms and conditions of this Agreement and the Plan, a copy of which has been delivered to the Optionee, the Company hereby grants to the Optionee the right and option to purchase from the Company all or part of an aggregate of 150,000 shares of Common Stock (the "Option"). The per share exercise price at which the shares subject to Option may be purchased by Optionee shall be $15.25, which price equals the closing sale price of the Common Stock as reported by the National Association of Securities Dealers in the over-the-counter "bulletin board" the date of grant of this Option. This Option is intended to qualify as an Incentive Stock Option within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code") (except to the extent limited by Section 422(d) of the Code, in which case such portion of the Option that does not qualify as an Incentive Stock Option under Section 422(a) shall be a Non-Qualified Stock Option). Optionee should seek advice from his or her tax advisor concerning the Federal and State income tax consequences of the Options and disposition of the Common Stock following exercise.

         2. TIME OF EXERCISE. The Option will vest in accordance with, and Optionee's right to exercise this Option shall be subject to, the following:

                  80,000 shares covered by the Option will vest and may first be exercised on the following schedule: a total of 20,000 shares will vest and may first be exercised on the first anniversary date of this Agreement, 20,000 additional shares will vest and may first be exercised on the second anniversary date of this Agreement, 20,000 additional shares will vest and may first be exercised on the third anniversary date of this Agreement, and 20,000 additional shares will vest and may first be exercised on the fourth anniversary date of this Agreement.


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         10,000 shares covered by the Option will vest and may first be exercised on the date the Company (or Photogen, Inc.) first files an investigational new drug application ("IND/IDE") with the U.S. Food & Drug Administration ("FDA") or with equivalent regulatory agencies in other countries.

         10,000 shares covered by the Option will vest and may first be exercised on the date the FDA grants the Company (or Photogen, Inc.) approval to complete a Phase II study for a drug or device.

         20,000 shares covered by the Option will vest and may first be exercised on the date the Company (or Photogen, Inc.) first files a new drug application ("NDA/PMA")with the FDA or with equivalent regulatory agencies in other countries.

         25,000 shares covered by the Option will vest and may first be exercised on the date the FDA or with equivalent regulatory agencies in other countries grants the Company (or Photogen, Inc.) approval to market a drug or device.

         5,000 shares covered by the Option will vest and may first be exercised on the date the FDA grants the Company (or Photogen, Inc.) a 510k market approval.

Subject to Section 5, below, the right to exercise this Option shall in all events expire at the close of business on the tenth anniversary of the date of this Agreement, unless such right expires and terminates sooner in accordance with this Agreement and the Plan. The Optionee's right to exercise this Option shall be accelerated as provided in paragraph 9 below and as may be provided by action of the Committee.

         3.  ISO PROVISIONS.

                  (a) Optionee represents and warrants to the Company that Optionee does not own, directly or by reason of the applicable attribution rules in Code Section 424(d) and related Treasury Regulations, more than 10% of the total combined voting power of all classes of share capital of the Company or an Affiliate.

                  (b) Optionee understands and agrees that Code Section 422(d) provides that to the extent the Fair Market Value of stock with respect to which incentive stock options are exercisable for the first time (and thereby vest) during any calendar year (under the Plan and any other incentive stock option plan of the Company or an Affiliate) exceeds $100,000, such options will be non-qualified stock options. Accordingly, Optionee agrees that to the extent this Option first becomes exercisable in any year with respect to stock whose Fair Market Value exceeds $100,000,


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the remaining portion of the Option that first becomes exercisable in that year shall be a Non-Qualified Stock Option.

                  (c) Optionee agrees to notify the Company in writing immediately after Optionee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of the Option. A "Disqualifying Disposition" is any disposition (including any sale) of such shares before the later of (i) two years after the date the Optionee was granted the Option hereunder, or (ii) one year after the date the Optionee acquired shares by exercising any part of the Option. If the Participant has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

         4. METHOD OF EXERCISE AND PAYMENT FOR SHARES. This Option shall be exercised by written notice directed to the Company at its principal office, specifying the number of shares to be acquired upon such exercise and indicating that the exercise is being paid for (i) in cash or (ii) if applicable, by a commitment by a broker-dealer to pay to the Company that portion of any sale proceeds receivable by the Optionee upon the exercise of the Option and sale of underlying shares. Full payment for the shares to be purchased on exercise shall accompany the notice. The Option may be exercised by the designated beneficiary or legal representative of Optionee in accordance with Section 8 of the Plan.

         5. TERMINATION OF OPTION. Optionee is a party to that certain Employment Agreement with the Company dated as of November 1, 1999 (the "Employment Agreement"). Section 7 of the Employment Agreement provides that the Employment Agreement and Optionee's employment by the Company may be terminated upon the occurrence of certain events. The effective date of the termination under the Employment Agreement is referred to herein as the "Effective Date." The Options subject to this Agreement will terminate in accordance with the following provisions if the Employment Agreement terminates:

                  (a) If the Employment Agreement is terminated pursuant to Sections 7(b)(i)(1) or (2) or Section 7(b)(iii) thereof, all Options that not were not vested before the Effective Date and all vested Options that Optionee does not exercise before the Effective Date shall terminate as of the Effective Date.

                  (b) If the Employment Agreement is terminated pursuant to
Section 7(b)(i)(3) thereof, Optionee (or his estate or personal representative) will have 12 months after the Effective Date to exercise any Options that vested in accordance with this Agreement before the Effective Date. All Options that were not vested before the Effective Date shall terminate as of the Effective Date and all vested Options that Optionee does not exercise within such 12-month period shall terminate as of the end of such 12-month period.


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                  (c) If the Employment Agreement is terminated pursuant to
Section 7(ii) thereof, Optionee will have 90 days after the Effective Date to exercise any Options that vested in accordance with this Agreement before the Effective Date. All Options that were not vested before the Effective Date shall terminate as of the Effective Date and all vested Options that Optionee does not exercise within such 90-day period shall terminate as of the end of such 90-day period.

Upon a termination of employment related to a Change in Control or any other reason, Options shall be treated in the manner set forth in Sections 6.7 and 10 of the Plan. Further, to the extent it has not been previously exercised (and regardless of whether it has vested), this Option shall terminate in the event Optionee breaches any contractual, statutory or common law duty to the Company or its Affiliates to maintain the confidentiality of proprietary information or trade secrets, to refrain from competing with the Company or its Affiliates, or to assign inventions and similar developments to the Company or its Affiliates.

         6. ADJUSTMENT. The Committee shall make adjustments to the aggregate number and kind of shares or other securities subject to this Option and in the purchase price of this Option to reflect any change in the capitalization of the Company as contemplated in Section 4.2 of the Plan.

         7. OPTION NON-ASSIGNABLE AND NON-TRANSFERABLE. This Option and all rights hereunder shall be non-assignable and non-transferable other than by will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative. The Plan and this Agreement shall be binding upon the Optionee and any permitted successors and assigns.

         8. LIMITATION OF RIGHTS.

                  (a) No Rights as an Employee. Nothing in this Agreement or the Plan shall be deemed to: create or affect any contract of employment between the Optionee and Company or an Affiliate; prevent the Company or an Affiliate from terminating Optionee's employment; give Optionee a right to be retained in employment by the Company or any Affiliate for any period of time; confer on any person any right to be selected as a Participant under the Plan or the right to any other compensation, remuneration or benefits (except to the extent expressly set forth in this Agreement).

                  (b) No Rights as a Stockholder. The Optionee shall have no rights as a stockholder with respect to the shares covered by this Option until the date the Optionee tenders full payment of the exercise price for the portion of the Option being exercised and the issuance of a stock certificate therefor, and no adjustment will be made for any dividends or other rights for which the record date is prior to the date such certificate is issued.


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         9. CHANGE OF CONTROL. Upon the occurrence of a Change of Control as defined in the Plan, all of the Options shall become immediately exercisable as provided in Section 10.1 of the Plan.

         10. STOCK LEGEND. The Optionee hereby represents and warrants to the Company that upon exercise of any portion of the Option hereunder that the Optionee will be acquiring such shares for his or her own account, for investment and not with a view to, or for the sale in connection with, the distribution of any such shares. The Optionee hereby agrees that the following legend shall be endorsed upon the certificates evidencing the Optionee's shares issued pursuant to the exercise of this Option:

                  The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or under state securities laws to the extent applicable. The shares may not be sold, offered for sale, or otherwise transferred in the absence of an effective registration statement under said Act (and any registration or qualification as may be required under such state laws) or an opinion of counsel satisfactory to the Company and its counsel that such registration or qualification is not required.

         11. PLAN GOVERNS. The Optionee acknowledges that he or she has received and reviewed a copy of the Company's Plan and acknowledges that the Award and this Agreement are subject to all the terms and provisions of the Plan which are applicable to Incentive Stock Options. All capitalized terms not otherwise defined in this Agreement shall have the meanings given to them in the Plan. In the event of any inconsistency between the term of this Agreement and the Plan, the terms of the Plan (all of which are incorporated in this Agreement by reference) shall prevail; provided, however, that the provisions of Section 5 hereof and Section 7 of the Employment Agreement shall prevail over any conflicting provisions of Sections 2.6 or 6.8 of the Plan (it being agreed that the conflicting provisions of Sections 2.6 and 6.8 of the Plan shall not be applicable to this Agreement).


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                  IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its President, and the Optionee has affixed his or her signature hereto on the date set forth above.

                                                    /s/ David D. Shaw
                                           ------------------------------------
                                           David D. Shaw, Ph.D., Optionee


                                           Photogen Technologies, Inc.


                                           By:         /s/ John Smolik
                                              ---------------------------------
                                                    John T. Smolik, President


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